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                                                                      EXHIBIT 21

                  SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION


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                                                              STATE (COUNTRY)                    PERCENTAGE OF VOTING
NAME OF COMPANY                                               OF INCORPORATION                   SECURITIES OWNED
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
Brady Corporation                                             Wisconsin                          Parent
Tricor Direct Inc.-                                           Delaware                           100%
     Doing Business As:
         Seton
         Seton Name Plate Company
         D&G Sign and Label Co.
         Seton Identification Products
         The Hirol Company
Worldmark of Wisconsin Inc.                                   Delaware                           100%
Brady Investment Co.                                          Nevada                             100%
Brady International Sales, Inc.                               U.S. Virgin Islands                100%
Brady International Co.                                       Wisconsin                          100%
Brady Worldwide, Inc.                                         Wisconsin                          100%
      Also Doing Business As:
         Varitronic Systems
         Teklynx International
         Barcodes West
         Temtec
TISCOR, Inc.                                                 California                          100%
Brady Australia Pty. Ltd.                                    Australia                           100%
Visi Sign Pty. Ltd.                                          Australia                           100%
Seton Australia Pty. Ltd.                                    Australia                           100%
W.H. Brady, N.V.                                             Belgium                             100%
W.H.B. do Brasil Ltda.                                       Brazil                              100%
W.H.B. Identification Solutions, Inc.-                       Canada                              100%
    Doing Business As:
         Brady
         GrafTek
         Revere-Seton
         Seton
1167232 Ontario, Inc.                                        Canada                              100%
BRC Financial                                                Canada                              100%
Brady Shanghai International Trading Co., Ltd.               China                               100%
Brady (Wuxi) Co. Ltd.                                        China                               100%
Brady (Beijing) Co. Ltd.                                     China                               100%
B.I. U.K. Limited                                            England                             100%
B.I. Financial Limited                                       England                             100%
Seton Limited                                                England                             100%
W.H. Brady Co. Ltd.                                          England                             100%
Brady Corporation Limited                                    England                             100%
Braton Europe S.A.R.L                                        France                              100%
Braton Groupe S.A.R.L.                                       France                              100%
    Doing Business As:
         Brady
         Techniques Avancees
         Holman
         Periprint
Brady Group S.A.S.                                           France                              100%
    Doing Business As:
         Seton
         Signals & Lettrasoft

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
Brady Holding GmbH                                           Germany                             100%
Brady GmbH                                                   Germany                             100%
    Doing Business As:
         Seton
         Balkhausen
         Brady ISST
         Soft & Etimark
Brady KFT                                                    Hungary                             100%
Brady Italia, SRL                                            Italy                               100%
Nippon Brady K.K.                                            Japan                               100%
Brady Technology SDN, BHD.                                   Malaysia                            100%
W. H. Brady S. de R.L. de C.V.                               Mexico                              100%
Brady Corporation S.E.A. Pte. Ltd.                           Singapore                           100%
Brady Corporation Asia Pte. Ltd.                             Singapore                           100%
Brady Identification S.L.                                    Spain                               100%
Brady AB                                                     Sweden                              100%
Seton Scandinavia AB                                         Sweden                              100%
Brady (Shenzhen) Co. Ltd.                                    China                               100%
Pure Vantage                                                 England                             100%
Rapid Update                                                 England                             100%
Brady Servicios, S. de R.L. de C.V.                          Mexico                              100%
Brandon Converting Mexico S. de R.L. de C.V.                 Mexico                              100%
Brandon Precision Pte. Ltd.                                  Singapore                           100%
Brady Technologies Pte. Ltd.                                 Singapore                           100%
Brady    Asia Holding Pte. Ltd.                              Singapore                           100%
Brady Singapore Holdings Pte. Ltd.                           Singapore                           100%
ID Technologies Pte. Ltd.                                    Singapore                           100%
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